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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Medscape, Inc. on Form S-1 of our report dated February 12, 1999 relating to the financial statements of Medscape, Inc. and of our report dated April 9, 1999 relating to the financial statements of Healthcare Communications Group, LLC appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York
May 4, 1999